Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Quarterly Report of Implant Sciences Corporation, a Massachusetts corporation (the “Company”) on Form 10-Q for the period ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenn D. Bolduc, President, Chief Executive of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Roger P. Deschenes
Roger P. Deschenes
Vice President, Finance and Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer)

Date: November 20, 2012

This certification accompanies each report of the Company on Form 10-Q, Form 10-Q/A, Form 10-K and Form 10-K/A pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by we for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to us and will be retained by us and furnished to the Securities and Exchange Commission or our staff upon request.